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                                                                     Exhibit A-2

                            ARTICLES OF ASSOCIATION

                                       of

                    VERMONT YANKEE NUCLEAR POWER CORPORATION




     We, the Subscribers, of full age, hereby associate ourselves together as a Corporation under the Laws of the State of Vermont to be known by the name of

                    VERMONT YANKEE NUCLEAR POWER CORPORATION

for the purpose of

     (1) Constructing, purchasing, leasing, owning, maintaining and operating in the State of Vermont and elsewhere properties and facilities to make and generate electricity, including without limitation electricity generated from nuclear or atomic energy or from steam or other energy produced by nuclear or atomic fuels, and to supply and sell electricity to other electric utilities doing business within or outside of the State of Vermont; and

     (2) Doing any and all things incidental to or expedient for the attainment of the foregoing including without limitation: (a) purchasing, leasing and otherwise acquiring, improving, operating and otherwise dealing in and with real and personal property, or any interest therein, wherever situated; (b) selling, leasing and otherwise disposing of all or any of its property, or any interest therein; and (c) making contracts, conducting research, giving guaranties in connection with transactions in which it has an interest, incurring liabilities, investing its funds, borrowing money, issuing its notes, bonds and other obligations, and securing any of its obligations by mortgage, pledge or encumbrance of, or security interest in, all or any of its property, including any franchise or permit or any right thereunder, or any interest therein.

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     The principal office shall be located at the City of Rutland in the County of Rutland in the State of Vermont.

     The capital stock shall consist of three hundred thousand (300,000) shares of Cumulative Preferred Stock, $100 par value, and four hundred thousand one hundred (400,100) shares of Common Stock, $100 par value.

     The designations, preferences, limitations and relative rights of the Cumulative Preferred Stock and of the Common Stock shall be as follows:

     1. Designation of Cumulative Preferred Stock. The shares of the Cumulative Preferred Stock shall be of the par value of $100 each and may be issued, as the Board of Directors may determine, in one or more series designated
"Cumulative Preferred Stock, $    (or      %) Series" (inserting in each case
the amount or rate of the annual dividend as determined by the Board of Directors for each series).

     2. Different Series of Cumulative Preferred Stock. All shares of the Cumulative Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects, except as to the designation thereof and except that the Board of Directors of the Corporation is expressly vested with the authority to establish, designate, fix and determine the relative rights, preferences and limitations of different series of the Cumulative Preferred Stock, and the number of shares of each such series, to the extent not inconsistent herewith, as to:

     A. the rate of dividend;

     B. the redemption price or prices and the terms and conditions of redemption;

     C. the amount payable upon shares in event of voluntary and involuntary liquidation;

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     D. sinking fund provisions, if any, for the redemption or purchase of shares; and

     E. the terms and conditions, if any, on which shares may be converted.

     All shares of the same series shall be identical in all respects.

     3. Dividends. Holders of shares of the Cumulative Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the declaration and payment of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series, and no more, payable in cash quarterly on the first days of March, June, September and December in each year, commencing on the first such date following the date of issue of such shares, to stockholders of record on the respective dates fixed in advance for the purpose by the Board of Directors prior to the payment of each such dividend, which record date for each dividend shall be the same for all series, before any dividends on, or distribution of assets (by purchase or redemption of shares or otherwise) to holders of, the Common Stock, shall be declared or paid or set apart for payment.

     Dividends on shares of the Cumulative Preferred Stock shall be cumulative:
(1) on shares of any series issued prior to the first dividend payment date for shares of such series, from the date of issue of such shares; and (2) on shares of any series issued on or after such first dividend payment date for shares of such series, from the quarterly dividend payment date next preceding the date of issue of such shares or from the date of issue if that be a dividend payment date.

     No dividend shall be declared on any series of the Cumulative Preferred Stock, or on any other class of preferred stock ranking on a parity with the Cumulative Preferred Stock as to dividends, for any quarterly dividend period, unless there shall likewise be declared on all shares of all series of the Cumulative Preferred Stock and of any such parity preferred stock at the time outstanding, like

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proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, for the same quarterly dividend period, to the extent that such shares are entitled to receive dividends for such quarterly dividend period.

     Whenever dividends accrued on all outstanding shares of the Cumulative Preferred Stock to the next succeeding quarterly dividend payment date shall have been paid in full or declared and set apart for payment, the Board of Directors may declare and pay dividends on the Common Stock out of the funds legally available therefor, subject, however, to the limitation contained in Sections 7 and 10 of these capital stock provisions.

     Accumulations of dividends on any shares of the Cumulative Preferred Stock shall not bear interest.

     The expression "dividends accrued", as used herein, shall mean the sum of amounts in respect of all shares of the Cumulative Preferred Stock then outstanding which, as to each share, shall be an amount computed at the dividend rate per annum fixed for the particular share from the date from which dividends on such share became cumulative to the date with reference to which the expression is used, irrespective of whether such amount or any part thereof shall have been declared as dividends or there shall have existed any funds legally available for the declaration and payment thereof, less the aggregate of all dividends paid on such share.

     4. Redemption of Cumulative Preferred Stock. The Corporation shall have the right, at its option and by resolution of its Board of Directors, to redeem any series of the Cumulative Preferred Stock, as a whole or in part from time to time, upon the terms and conditions fixed and determined for such series by the Board of Directors in its resolution establishing and designating such series, upon payment in cash, in respect of each such share redeemed, of the applicable redemption price for the shares of the particular series, which shall include dividends accrued thereon to the date fixed for redemption, and by mailing, postage prepaid, at least thirty (30) days and not more than fifty
(50) days prior to the date fixed for said redemption, a notice specifying said redemption date to the holders of record of the shares of

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Cumulative Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation. The particular shares to be redeemed shall be selected in accordance with such method as the Board of Directors may determine.

     If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of the Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares called for redemption shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the Cumulative Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest. However, if at the time of or after mailing said notice as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Cumulative Preferred Stock to be redeemed (and so as forthwith to be and continue to be available for and payable to such holders), thereupon all shares of the Cumulative Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares of the Cumulative Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable on the redemption thereof, but without interest.

     If less than all the shares represented by a particular certificate are to be redeemed, after surrender and cancellation of said certificate, a new certificate or certificates shall be issued representing the unredeemed shares.

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     If the holders of shares of the Cumulative Preferred Stock which shall have been redeemed shall not within four (4) years after the redemption date claim any amount so deposited in trust for the redemption of such shares, the trustee shall, upon demand, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and the Corporation shall not be required to hold the amount so paid over to it separate and apart from its other funds, and thereafter the holders of such shares shall look only to the Corporation for payment of the redemption price thereof, but without interest.

     If at any time the Corporation shall have failed to declare and pay or set apart for payment dividends in full upon the Cumulative Preferred Stock of all series for all past quarterly dividend periods, thereafter and until all such dividends shall have been paid in full or declared and set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for any purpose, any shares of the Cumulative Preferred Stock of any series, unless all shares of the Cumulative Preferred Stock of all series then outstanding shall be redeemed, or unless approval is obtained from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 or from any successor regulatory authority.

     All shares of the Cumulative Preferred Stock redeemed or sued by the Corporation to satisfy any sinking or purchase fund shall be retired and thereupon shall automatically be restored to the status of authorized but unissued shares.

     5.   Liquidation.   In the event of any liquidation, dissolution or winding
up (whether voluntary or involuntary) of the affairs of the Corporation, then the holders of each series of the Cumulative Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount fixed for the particular series, which shall include dividends accrued thereon to the date fixed for payment of such amount, and no more, before any such distribution or payment shall be made to the holders of the Common Stock.

     No payments on account of such amount shall be made to the holders of any series of the Cumulative Preferred Stock, or any other preferred stock ranking

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on a parity with the Cumulative Preferred Stock as to the distribution of assets, unless there shall likewise be paid at the same time to the holders of each other series of the Cumulative Preferred Stock or such parity stock like proportionate amounts, ratably, in proportion to the full amounts to which they are respectively entitled.

     After such payment to the holders of the Cumulative Preferred Stock and any such parity stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock.

     Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the redemption or retirement by the Corporation of less than all of its Common Stock to the extent permitted by
Section 10 of these capital stock provisions, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 5.

     6. Voting Rights. Except as provided in these capital stock provisions, holders of the Cumulative Preferred Stock shall have no right to be represented at or to receive notice of meetings of the stockholders and shall have no right to vote for the election of Directors or for any other purpose or on any other subject. Whenever a vote of the Cumulative Preferred Stock may be required for any purpose, the shares voting, if of different series, shall be counted irrespective of series and not by different series, except as otherwise provided in these capital stock provisions.

     Whenever dividends accrued on any shares of any series of the Cumulative Preferred Stock at the time outstanding shall equal or exceed an amount equivalent to four (4) full quarterly dividends thereon, holders of the Cumulative Preferred Stock shall have the right to be represented at and to receive notice of any meeting of the stockholders of the Corporation held for the purpose of electing Directors and the exclusive right, voting separately as a single class, to elect the smallest number of Directors which will constitute a majority of the full Board of Directors; and the remaining Directors shall be elected by the holders of Common Stock. Such rights shall terminate if and when all dividends in default on the Cumulative Preferred Stock shall have been paid in full or declared and set apart for payment, until such time as

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there shall be a further like default or defaults.

     Such dividends in default shall be declared and paid as soon as reasonably practicable unless payment thereof is prevented by law or by the provisions of any indenture or agreement to which the Corporation is a party or by which it is bound.

     At any time when the right to vote for Directors shall accrue to holders of the Cumulative Preferred Stock as herein provided, a meeting of stockholders, if not otherwise called, shall be called by the Clerk of the Corporation, or may be called by the holders of record of at least 2% of all shares of Cumulative Preferred Stock then outstanding, for the purpose of electing (and if necessary increasing the number of) Directors, to be held on a date not less than forty-five (45) days nor more than ninety (90) days after the accrual of such right. If at the time of any such meeting there shall not exist sufficient vacancies in the office of Director so as to permit the holders of the Cumulative Preferred Stock to elect a majority of the Directors of the Corporation, the holders of the Cumulative Preferred Stock, voting separately as a single class, shall have the exclusive right to increase the number of Directors to such number as will permit the holders of the Cumulative Preferred Stock to elect a majority of the full Board of Directors. However, at the next meeting of stockholders of the Corporation at which Directors are elected, the number of Directors shall, without further vote of the holders of any class of stock of the Corporation, be reduced to the number in effect immediately prior to such increase and the holders of the Cumulative Preferred Stock shall, so long as they have the right to vote for Directors as herein provided, elect the smallest number of Directors which will constitute a majority of such reduced number of Directors.

     When all dividends in default on the Cumulative Preferred Stock shall have been paid in full, each Director elected by the holders of the Cumulative Preferred Stock shall cease to hold office upon the election of a new Board of Directors by the stockholders then entitled to vote for Directors at a meeting of stockholders which, if not otherwise called, shall be called by the Clerk of the Corporation upon request of, or may be called by, one or more of the Directors then in office.

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     If the event calling for any election of Directors as provided for herein shall occur not more than ninety (90) days and not less than forty-five (45) days before the date for an annual meeting of the stockholders, the election of Directors shall be held at such annual meeting, but otherwise at a special meeting of the stockholders to be called for the purpose.

     Notice of every meeting of the stockholders held for the election of Directors during a period when the holders of the Cumulative Preferred Stock have the right to vote for the election of Directors shall be given to the holders of record of the Cumulative Preferred Stock and of Common Stock and shall state the purpose of the meeting in respect of the election of Directors representing the different classes of stock.

     At each such meeting 33 1/3% of the outstanding shares of the Cumulative Preferred Stock shall be required to constitute a quorum for the election of Directors by the Cumulative Preferred Stock and a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum for the election of Directors by the Common Stock.

     If for lack of a quorum or for any other reason, at any meeting at which holders of the Cumulative Preferred Stock have the right to elect Directors, such holders or the holders of the Common Stock shall not elect the number of Directors they are entitled to elect, the holders of the other class or classes of stock, provided they have elected the number of Directors they are entitled to elect, may also elect such additional Directors as are necessary to constitute the full Board, but no person shall be so elected as an additional Director except a Director in office at the time of the meeting who had been elected by the class of stock failing to exercise its voting rights so long as any such Director in office is available for such election.

     In case of any vacancy in the office of a Director elected by the holders of a particular class of stock, the remaining Directors elected by the holders of that class, by vote of a majority thereof, or the remaining Director so elected if there be only



                                      -9-
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one, may fill the vacancy by the election of a successor to hold office for the unexpired term of such Director.

     7. Limitation on Dividends on Common Stock. So long as any shares of the Cumulative Preferred Stock are outstanding, the right of the Corporation to pay or declare any dividends on the Common Stock (other than dividends payable in Common Stock) or to make any distribution on any shares of the Common Stock (each and all of such actions being hereinafter referred to as "dividends on Common Stock") shall be subject to the provisions of Sections 3 and 9 of these provisions and to the following further limitations:

          (a) If the Common Stock Equity (as hereinafter defined) at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared, reduced by the amount of such dividend, is less than 20% of Total Capitalization (as hereinafter defined), the Corporation shall not declare dividends on Common Stock in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds 50% of the Net Income Available for Dividends on Common Stock (as hereinafter defined) for the twelve consecutive calendar months immediately preceding the calendar month in which such dividend is declared; and

          (b) If the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared, reduced by the amount of such dividend, is less than 25% but is 20% or more of Total Capitalization, the Corporation shall not declare dividends on Common Stock in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds 75% of the Net Income Available for Dividends on Common Stock for the twelve consecutive calendar months immediately preceding


                                      -10-

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     the calendar month in which such dividend is declared.

     For the purposes of this Section 7:

     Total Capitalization shall be the sum of (a) the principal amount of all outstanding indebtedness of the Corporation represented by bonds, notes and other evidences of indebtedness maturing by their terms more than one year from the date of issue thereof, (b) the aggregate amount of the par or stated capital represented by, and any premiums in respect of, all issued and outstanding capital stock of all classes of the Corporation having preference as to dividends or as to distribution of assets over the Common Stock, and (c) the Common Stock Equity of the Corporation.

     Common Stock Equity shall be the sum of the amount of the par or stated capital represented by all outstanding Common Stock, including premiums on Common Stock, and the surplus (including earned, paid-in, capital, or contributed surplus) less (a) any intangible items set forth on the asset side of the balance sheet of the Corporation, such as unamortized debt discount and expense, unamortized extraordinary property losses, and capital stock discount and expense, (b) the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation's affairs, on all outstanding shares of the Corporation having a preference as to dividends or as to the distribution of assets over the Common Stock, over the sum of the aggregate amount of par or stated capital represented by such outstanding shares and any premiums thereon, and (c) the amount by which any electric plant adjustments exceed any reserves provided therefor; provided, that no deduction shall be made in the determination of Common Stock Equity for any of the amounts or items referred to in clause (a) or (c) of this Section which are, at the time of the determination of the Common Stock Equity, being amortized or are provided for by reserves.

     Net Income Available for Dividends on Common Stock for any period shall be the net income available for dividends on the Common Stock of the Corporation for such period, determined in accordance

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with such system of accounts as may be prescribed by the Federal Power
Commission or any successor regulatory authority having the same or similar jurisdiction over accounts, or, in the absence thereof, in accordance with generally accepted accounting practice.

     8. Limitation as to Debt Issuance; Merger, Consolidation or Disposition of Assets. So long as any shares of the Cumulative Preferred Stock are outstanding, the Corporation shall not, except upon the affirmative vote at a meeting called for that purpose of the holders of a majority of the outstanding shares of the Cumulative Preferred Stock, voting as a single class:

         (a) Issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness for purposes other than the refunding of outstanding unsecured debt securities theretofore issued or assumed by the Corporation resulting in equal or longer maturities than the maturities of the indebtedness being refunded or the redemption or other retirement of all outstanding shares of the Cumulative Preferred Stock, if, immediately after such issue or assumption,

              (i) the total principal amount of all such unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding (including the unsecured securities then to be issued or assumed), would exceed 20% of the total sum of (x) the total principal amount of all bonds and other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and (y) the capital stock, premiums and surplus of the Corporation as stated on its books, or

              (ii) the total principal amount of all such unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding (including the unsecured

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          securities then to be issued or assumed, having maturities of less than 10 years will thereby exceed 10% of the total sum of the items set forth in clauses (x) and (y) above.

     For purposes of (ii) above the payment due upon the maturity of unsecured debt having an original single maturity in excess of 10 years or the payment due upon the final maturity of any unsecured serial debt which had original maturities in excess of 10 years shall not be regarded as unsecured debt of a maturity of less than 10 years until such payment shall be required to be made within 3 years.

          (b) Merge or consolidate with or into any other corporation or corporations, or sell or otherwise dispose of all or substantially all of its assets, unless such merger, consolidation, sale or other disposition, or the issuance and assumption of all securities to be issued or assumed in connection therewith, shall have been ordered or approved by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 or by any successor regulatory authority.

     9. Limitation on Issuance of Additional Preferred Stock. So long as any shares of the Cumulative Preferred Stock are outstanding, the Corporation shall not:

          (a) except upon the affirmative vote at a meeting called for that purpose of the holders of at least 66 2/3% of the outstanding shares of the Cumulative Preferred Stock, voting as a single class, authorize any shares of any preferred stock having a preference as to dividends or as to the distribution of assets over the Cumulative Preferred Stock, or any securities convertible into shares of such preferred stock, or issue any shares of any such preferred stock more than 12 months after the date as of which the Corporation authorized such preferred stock; or

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          (b) except upon the affirmative vote at a meeting called for that purpose of the holders of a majority of the outstanding shares of the Cumulative Preferred Stock, voting as a single class, issue any shares of the Cumulative Preferred Stock other than the 300,000 shares of the Cumulative Preferred Stock initially authorized, or of any shares of any other class of stock ranking as to dividends or as to the distribution of assets on a parity with the Cumulative Preferred Stock, or any securities convertible into shares of the Cumulative Preferred Stock or such other class of stock, or reissue any reacquired shares of the Cumulative Preferred Stock or of such other class of stock, unless (i) such issue or reissue is for the purpose of the refunding of then outstanding shares of the Cumulative Preferred Stock, or of any other preferred stock ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or as to the distribution of assets (referred to in this paragraph (b) as the "other preferred stock"), and the par value of the securities to be issued is in an amount not in excess of the par value of the Cumulative Preferred Stock or of the other preferred stock so to be refunded, or (ii) immediately after such issue, the Common Stock Equity (as defined in Section 7 hereof) is at least equal to the aggregate amount payable in connection with an involuntary liquidation of the Corporation with respect to all shares of the Cumulative Preferred Stock and of the other preferred stock, which will be outstanding immediately after such issue, and the gross income of the Corporation (after all taxes including taxes based on income) for a period of 12 consecutive months within the 15 calendar months immediately preceding the calendar month of issuance of such additional stock, is at least 1 1/2 times an amount equal to all fixed charges for said period (including interest and amortization of debt premium, discount and expense, but excluding interest on indebtedness to be retired with the proceeds of such issue) and the annual dividend requirements on the Cumulative Preferred Stock and the other preferred stock to be outstanding immediately after such issue.

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If for the purposes of meeting the requirements of clause (ii) above, it shall have been necessary to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on or make any distributions in respect of, or purchase, redeem or otherwise acquire for value, Common Stock which would result in reducing the Common Stock Equity to an amount less than the amount payable on involuntary liquidation of the Corporation with respect to all shares of the Cumulative Preferred Stock and of the other preferred stock (as defined in (i) above), at the time outstanding.

     10. Redemption of Common Stock. The Corporation shall have the right, at its option and by resolution of its Board of Directors, to redeem shares of Common Stock, at any time and from time to time, from among the holders thereof (other than directors' qualifying shares) proportionately to their respective holdings upon payment in cash, in respect of each such share redeemed, of the applicable redemption price, and by mailing, postage prepaid, at least thirty
(30) days and not more than fifty (50) days prior to the date fixed for said redemption, a notice specifying said redemption date and the number of shares of each holder to be redeemed to all holders of record of the shares of Common Stock at their respective addresses as the same shall appear on the books of the Corporation. The redemption price per share shall be equal to the amount obtained by dividing the sum of the aggregate par value of the Common Stock then outstanding plus the capital surplus, including without limitation other paid-in capital (less any deficit in earned surplus), all as at the end of a monthly accounting period within 90 days of the date on which such resolution is adopted, by the number of shares of Common Stock outstanding immediately prior to such redemption; provided that (a) the Common Stock Equity of the Corporation, reduced by the total amount to be paid for such redemption, shall be not less than 30% of the Total Capitalization of the Corporation, (b) no such redemption shall reduce the number of shares of Common Stock outstanding to less than 5,000 shares, and (c) so long as any shares of the Cumulative Preferred Stock are outstanding no such redemption shall be made unless (i) all dividends payable on all outstanding shares of the Cumulative Preferred Stock on the next succeeding quarterly dividend payment date have been paid in full or declared and set apart for payment and (ii) all mandatory sinking or purchase fund payments on the Cumulative Preferred Stock through the last preceding mandatory redemption or purchase date have been made or funds therefor set apart for payment. The excess, if any, of the redemption price per share over the par value of each share of Common Stock so redeemed may be charged against capital surplus or any other surplus in accordance with generally accepted accounting principles. The right to make such redemption shall be subject to the provisions of the last paragraph of Section 9 of these provisions to the extent applicable. The terms "Common Stock Equity" and "Total Capitalization" are used in this Section 10 with the meanings defined in Section 7 of these provisions.

If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of Common Stock so called for redemption shall not have been surrendered for cancellation, the shares called for redemption shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of Common Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest.

If less than all the shares represented by a particular certificate are to be redeemed, after surrender and cancellation of said certificate, a new certificate or certificates shall be issued representing the unredeemed shares.

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All shares of the Common Stock redeemed shall be retired and thereupon shall automatically be restored to the status of authorized but unissued shares.

     11. Preemptive Rights. None of the holders of shares of any class of the capital stock of the Corporation shall be entitled as such, as a matter of right, to purchase, subscribe for or otherwise acquire any securities of the Corporation of any class or any options or warrants to purchase, subscribe for or otherwise acquire any such securities, or any other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such securities, except that each holder of Common Stock shall have a preemptive right to subscribe to his proportionate share of any increase in the outstanding Common Stock of the Corporation, and all options or warrants to purchase, subscribe for or otherwise acquire Common Stock, and all securities convertible into, or carrying options or warrants to purchase, subscribe for or otherwise acquire, Common Stock.

12. Amendments. So long as any shares of the Cumulative Preferred Stock are outstanding, the Corporation shall not, by merger, consolidation or otherwise, except upon the affirmative vote at a meeting called for that purpose of holders of at least 66 2/3% of the outstanding shares of the Cumulative Preferred Stock, voting as a single class, amend, alter or repeal any of the provisions relating to the Cumulative Preferred Stock, or of any series thereof, so as to affect adversely the relative rights, preferences or limitations of the holders thereof, provided, however, that (a) if such amendment, alteration or repeal shall affect adversely the relative rights, preferences or limitations of the holders of one or more, but not all, series of the Cumulative Preferred Stock at the time outstanding, only the vote of the holders of at least 66 2/3% of the outstanding shares of all series so affected and of the holders of at least 66 2/3% of the outstanding shares of each series which is so affected in a manner different from any other series, shall be required,

(b) no such amendment, alteration or repeal shall affect the right of the holders of the Cumulative Preferred Stock to receive cumulative dividends at the rate fixed for the series of which their respective shares are a part, or to receive payment in cash of the redemption price or prices fixed for the series of which their respective shares are a part in the event of redemption, or to receive payment in cash of the amount fixed for the series of which their respective shares are a part in the event of either voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and
(c) no amendment to increase or decrease the authorized amount of the Cumulative Preferred Stock or to create or authorize, or increase or decrease the amount of, any class of stock ranking on a parity with the Cumulative Preferred Stock as to dividends or as to the distribution of assets, shall be deemed to affect adversely the relative rights, preferences or limitations of the Cumulative Preferred Stock or any series thereof. The rights granted to the holders of the Cumulative Preferred Stock under this Section 12 are in addition to any rights to vote on amendments to the Articles of Incorporation granted by law.

     13. Issue of Capital Stock. Except as otherwise provided by law, shares of any class or series of Capital Stock of the Corporation when duly authorized may be issued for such consideration as may be fixed from time to time by the Board of Directors and upon receipt by the Corporation of the consideration so fixed, such shares shall be deemed to have been fully paid and shall not be liable to any further call or assessment.

     Dated at Rutland in the County of Rutland, this 20th day of May, 1966.

     SUBSCRIBERS                                        POST OFFICE ADDRESS
     -----------                                        -------------------

     Albert A. Cree                                     Rutland, Vermont
-----------------------------                      -----------------------------

     Glen M. McKibben                                   Burlington, Vermont
-----------------------------                      -----------------------------

     Porter E. Noble                                    Rutland, Vermont
-----------------------------                      -----------------------------

     That, in accordance with the provisions of Paragraph 8 of the Corporation's Articles of Association and for the express purpose of overriding the limitation therein contained, the holders of the outstanding Cumulative Preferred Stock of the Corporation hereby consent to and approve the issuance or assumption by this Corporation at any time or from time to time after October 30, 1980 of unsecured notes, debentures or other securities having original maturities of less than 10 years in an aggregate principal amount at any time outstanding of $32 million.